Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Toreador Resources Corporation, a Delaware corporation (“TRGL” or the “Company”); and

WHEREAS, Nanes Balkany Partners I LP, a Delaware limited partnership (“Nanes Balkany Partners I”), Nanes Balkany Partners LLC, a Delaware limited liability company and the general partner of Nanes Balkany Partners I (“Nanes Balkany Partners”), Nanes Balkany Management LLC, a Delaware limited liability company and the investment manager of Nanes Balkany Partners I (“Nanes Balkany Management”), Julien Balkany (“Mr. Balkany”), Daryl Nanes (“Mr. Nanes” and, together with Nanes Balkany Partners I, Nanes Balkany Partners, Nanes Balkany Management and Mr. Balkany, the “Nanes Balkany Group”), Craig McKenzie and Marc Sengès wish to form a group for the purpose of seeking representation on the Board of Directors of the Company at the 2009 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 14th day of January 2009 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of TRGL.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.           So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of TRGL, or (ii) any securities of TRGL over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

3.           Each of the undersigned agrees to work together for the purpose of soliciting proxies for the election of the persons nominated by Nanes Balkany Partners I to the Board of Directors of the Company at the Annual Meeting and for the purpose of taking all other actions necessary or advisable to achieve the foregoing.

4.           Nanes Balkany Partners I shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such expenses.

5.           Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the parties hereto in connection with the Group’s activities set forth in Section 3 shall be first approved by Nanes Balkany Partners I, or its representatives, which approval shall not be unreasonably withheld.

6.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of TRGL, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.           Any notice, direction or other instrument required or permitted to be given to any party hereunder shall be in writing and shall be sufficiently given if delivered personally, if sent by fax and mailed within 24 hours, if sent by certified prepaid mail or overnight courier service, to:

Any member of the Nanes Balkany Group:

Nanes Balkany Partners I LP
400 Madison Avenue, Suite 12C
New York, New York 10017
Attn: Julien Balkany

or if to Messrs. McKenzie or Sengès, to the respective address set forth on the signature pages hereto.

9.           In the event of any dispute arising out of the provisions of this Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.           Any party hereto may terminate his/its obligations under this Agreement at any time on 24 hours’ written notice to all other parties, with a copy by fax to Ron Berenblat at Olshan, Fax No. (212) 451-2222.

11.           Each party acknowledges that Olshan shall act as counsel for both the Group and Nanes Balkany Partners I.

[Signature page on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

NANES BALKANY PARTNERS I LP

By:	Nanes Balkany Partners LLC
General Partner

By:	/s/ Julien Balkany
	Name:	Julien Balkany
	Title:	Managing Member

NANES BALKANY PARTNERS LLC

By:	/s/ Daryl Nanes
	Name:	Daryl Nanes
	Title:	Managing Member

NANES BALKANY MANAGEMENT LLC

By:	/s/ Daryl Nanes
	Name:	Daryl Nanes
	Title:	Managing Member

/s/ Julien Balkany
JULIEN BALKANY

/s/ Daryl Nanes
DARYL NANES

/s/ Craig M. McKenzie
CRAIG M. MCKENZIE 17 Villosa Ridge Point Calgary, Alberta, Canada T3Z 1H3

/s/ Marc Sengès
MARC SENGÈS 11 bis chemin du Port de Bellerive 1245 Collonge-Bellerive, Switzerland